UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2011

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Item 1.01. Entry into a Material Definitive Agreement.

On March 15, 2011, Sinclair Television Group, Inc. (“STG”), a wholly-owned subsidiary of Sinclair Broadcast Group, Inc. (the “Company”), entered into an amendment (the “Amendment”) of its fourth amended and restated credit agreement (as amended, the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), the guarantors party thereto (the “Guarantors”) and the lenders party thereto.

Under the Amendment, STG paid down $45.0 million of the $270.0 million outstanding under the term loan B facility (“Term Loan B”).  Pricing on the Term Loan B will be reduced by 100 basis points to LIBOR plus 3.0% with a LIBOR floor of 1.0%, which was reduced from 1.50%.  The Term Loan B maturity date was extended one year to October 29, 2016.  The Amendment also provides STG with a new $115.0 million term loan A facility (“Term Loan A”) that matures March 15, 2016.  The Term Loan A is priced at LIBOR plus 2.25%.  A portion of the proceeds from the Term Loan A will be used to pay down $45.0 million of the Term Loan B and the remaining proceeds will be used to redeem the Company’s outstanding 6% convertible bonds due September 2012.

STG’s obligations under the Credit Agreement are jointly and severally guaranteed by the Guarantors, which include the Company and certain subsidiaries of the Company.  Further, STG’s obligations under the Credit Agreement are secured by a first-priority lien on substantially all of the tangible and intangible assets (whether now owned or hereafter arising or acquired) of STG and the subsidiaries of STG and the Company that are Guarantors and, with respect to the Company, the capital stock of certain of its directly owned subsidiaries.

The foregoing summary does not purport to be a complete statement of the terms under the Amendment or the Credit Agreement and the transactions contemplated thereby, and such summary is qualified in its entirety by reference to the Amendment of the Credit Agreement, a copy of which is attached as an exhibit to this filing.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1                           Amendment No. 2 to the Fourth Amended and Restated Credit Agreement, dated as of March 15, 2011, by and among Sinclair Television Group, Inc., the guarantors party thereto, JP Morgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

99.1                           Press Release dated March 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek
	Name:	David R. Bochenek
	Title:	Vice President / Chief Accounting Officer
Dated: March 16, 2011